EMRISE CORPORATION REDUCES SIZE OF BOARD OF DIRECTORS;

PROVIDES UPDATE ON PLAN OF DISSOLUTION

WOODBRIDGE, NJ – May 18, 2016 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (EMRISE or the Company), announced today that the Company, as planned, has reduced the size of its Board of Directors from three Directors to one with the resignations of Julie A. Abraham and Otis W. Baskin, effective, May 17, 2016. Frank P. Russomanno will remain on the Board and continue to serve as the Executive Director of the Company.

The planned reduction in the size of the Board follows the previously announced closing on February 18, 2016, of the Company’s sale of its remaining business unit, CXR Anderson Jacobson S.A.S., based in France (CXR-AJ), to Carmine T. Oliva and Georgeann Oliva (the CXR-AJ Transaction), and the second liquidation distribution to EMRISE stockholders announced on April 19, 2016.

Russomanno noted that the resignations of Abraham and Baskin were part of the Board’s strategy and continuing commitment to reduce and control the costs of administering the previously approved and announced plan of liquidation and dissolution (the Plan of Dissolution) and to deliver the best possible return to the Company’s stockholders.

“I would like to thank Julie and Otis for their committed, long-term and valuable service to the Company and its stockholders,” Russomanno added. “We must now move forward with the remaining steps needed to complete the execution of the Plan of Dissolution. I believe this is also an appropriate time to provide our stockholders an update on the Plan of Dissolution that includes a review of the important financial and administrative highlights.”

EMRISE stockholders voted to approve the Company’s Plan of Dissolution at a special meeting of stockholders held on June 25, 2015 (Special Meeting). On July 1, 2015, the Company filed a Certificate of Dissolution with the Secretary of State of Delaware. Under Delaware Law, following a dissolution a corporation only exists for the purpose of “winding up” its affairs, which includes disposing of and conveying the corporation’s property, discharging liabilities and resolving any legal claims or other obligations (the Obligations), paying Federal and State taxes on the sale of its assets (the Taxes) and paying other costs associated with the Plan of Dissolution (Other Costs). The remainder of the funds received from the sale of a corporation’s assets are to be distributed to its stockholders.

In the Proxy Statement EMRISE sent to its stockholders in early May 2015, the Company also described in detail and asked its stockholders to vote to approve the sale of its Electronic Devices business unit at the Special Meeting, which the stockholders so approved. The Proxy also stated that the Company’s Board of Directors anticipated an initial liquidation distribution to EMRISE stockholders of approximately $0.95 to $1.00 per share and, at the discretion of the Board, a subsequent distribution following the sale of CXR-AJ.

EMRISE has been and remains committed to making the liquidation distributions to its stockholders in the shortest time possible while complying with its Obligations and providing for the payment of the Taxes and Other Costs associated with the Plan of Dissolution.

Update on Plan of Dissolution as of May 17, 2016

Financial Highlights

The Proxy stated that the Company anticipated that after satisfying obligations for repayments of debt, transaction costs and related expenses, severance payments, taxes and other expenses related to the Plan of Dissolution, that approximately $11 million, excluding amounts to be held in escrow, would be available for an initial distribution to shareholders. EMRISE can report that progress to date is in line with that expectation. Following are the important highlights of the Company’s progress to date including approximated dollar amounts:

1.	Total gross proceeds generated from the sale of the Company’s Electronic Devices business unit in England on June 30, 2015, were $22 million, and $1.3 million was generated from the sale of the Company’s CXR-AJ subsidiary in France on February 18, 2016 (the Transactions).

2.	Repayment of debt to the Company’s vendors and note holders: $3.8 million.

3.	Severance costs: $1.8 million.

4.	Transaction fees and expenses associated with the Transactions including those for investment banking, consulting, accounting, legal and related services, Federal and State taxes and Other Costs related to the execution of the Plan of Dissolution that have been paid: $2.7 million. Remaining to be paid: $1.8 million.

5.	Current reserves held to meet specific remaining estimated Obligations, Taxes and Other Costs that will be paid over the remaining period of the dissolution: $1.8 million.

6.	$400,000 of the $1.3 million held in escrow under the terms of the sale of the Company’s Electronic Devices business unit has been released to the Company to date, leaving $900,000 currently held in escrow.

7.	The net proceeds from the sale of CXR-AJ, the $400,000 released from escrow, and the reserves needed to finish winding up the Company were all considered in determining the amount that could prudently be distributed in the second liquidation distribution to stockholders and avoid the risk to EMRISE stockholders of a clawback.

8.	In accordance with the Plan of Dissolution, the aggregate total of the amounts distributed to the Company’s stockholders to date in two separate liquidation distributions is $1.11 per share of EMRISE common, or a total of $12.1 million.

Administrative Highlights

In order to reduce costs and maximize the amount available for distribution to shareholders:

1.	EMRISE no longer has any employees.

2.	The Board has been reduced from three Directors to one, who continues to serve as Executive Director.

3.	All administrative, legal, accounting, consulting and other services related to the Plan of Dissolution have been and will continue to be purchased by the Company, as needed, from outside service providers.

4.	EMRISE no longer owns, leases or rents any real estate.

Subsequent Distribution

EMRISE anticipates making a final liquidation distribution to its stockholders; however, if made, the timing and amount of a subsequent distribution will depend on many factors including the receipt of further monies in connection with the CXR-AJ Transaction; the amount of funds released from the $900,000 of escrow funds held to secure certain indemnification obligations of the Company under the purchase agreement related to the sale of the Company’s Electronic Devices business unit; the final determination and the payment of State and Federal taxes in the U.S.; and other Dissolution Costs. A further update on any subsequent distribution should occur in late 2016.

Only holders of record of the Company’s common stock as of the close of business on July 7, 2015 ARE eligible to receive distributions of funds from the sale of the Company’s assets, in connection with the Company’s dissolution.

A DETAILED DESCRIPTION OF THE PLAN OF DISSOLUTION AND THE MATTERS RELATING TO IT, STOCKHOLDERS ARE ENCOURAGED TO READ CAREFULLY THE COMPANY’S PROXY STATEMENT DATED MAY 11, 2015, ITS NEWS RELEASE DATED JUNE 30, 2015, ITS FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2015, AND ITS NEWS RELEASE DATED NOVEMBER 16, 2015.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of EMRISE regarding the Transactions and the dissolution and liquidation of the Company, the liabilities of EMRISE, the net proceeds anticipated to be available for distribution to the Company’s stockholders, the distribution of funds to stockholders and other matters, all of which are based on information currently available to the Company’s management as well as management’s assumptions and beliefs, are forward-looking statements (“forward-looking statements”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company’s expectations, beliefs, or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks and uncertainties. Certain of these risks and uncertainties are described in greater detail in EMRISE’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or review any forward-looking statements or information, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to comment on analyses, expectations or statements made by third-parties in respect of the Company, the Transaction or the Company’s dissolution and related transactions pursuant to the Plan.

CONTACTS:

Rene Caron

DresnerAllenCaron

(949) 474-4300

rcaron@dresnerallencaron.com

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